Darling International Inc. Updates On Diamond Green Diesel

IRVING, Texas, Aug. 27, 2013 /PRNewswire/ -- Darling International Inc. (NYSE: DAR) today reports that after a successful startup of Diamond Green Diesel (DGD), the Company's joint venture with Valero Energy Corporation to produce renewable diesel, and initial achievement of nameplate continuous production of approximately 9,300 barrels per day, DGD has determined that a heat exchanger must be replaced to improve the plant's reliability under actual process conditions. DGD will continue to operate during the replacement of the heat exchanger, which is expected to be completed by mid-October, but thru put rates will be lowered to approximately 5000-7000 barrels per day during this time period. According to DGD, the installation of this heat exchanger is expected to help it achieve improved production rates in the long term.

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Darling International Inc. is the largest and only publicly traded provider of rendering and bakery residuals recycling solutions to the nation's food industry. The Company recycles beef, poultry and pork by-product streams into useable ingredients such as tallow, feed-grade fats, meat and bone meal, poultry meal and hides. The Company also recovers and converts used cooking oil and commercial bakery residuals into valuable feed and fuel ingredients. These products are primarily sold to agricultural, pet food, leather, oleo-chemical and biodiesel manufacturers around the world. In addition, the Company provides grease trap collection services and sells used cooking oil collection equipment to restaurants. For additional information, visit the Company's website at http://www.darlingii.com.

{This media release contains forward-looking statements regarding the business operations and prospects of Darling International and industry factors affecting it. These statements are identified by words such as "may," "will,"  " begin," " look forward," "expect," "believe," "intend," "anticipate," "should," "potential," "estimate," "continue," "momentum" and other words referring to events to occur in the future. These statements reflect Darling International's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including risks associated with closing its acquisition of the Rothsay business unit of Maple Leaf Foods, Inc., disturbances in world financial, credit, commodities, stock markets and climatic conditions; unanticipated changes in national and international regulations affecting the Company's products; a decline in consumer confidence and discretionary spending;  the general performance of the U.S. and global economies;  global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs, and poultry, thus affecting available rendering feedstock; risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling International and Valero Energy Corporation, including possible unanticipated operating disruptions; risks relating to possible third party claims on intellectual property infringement; economic disruptions resulting from the European debt crisis; and continued or escalated conflict in the Middle East, each of which could cause actual results to differ materially from those projected in the forward-looking statements. Other risks and uncertainties regarding Darling International, its business and the industry in which it operates are referenced from time to time in the Company's filings with the Securities and Exchange Commission.  Darling International is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Melissa A. Gaither, Director Investor Relations	251 O'Connor Ridge Blvd., Suite 300
Irving, Texas 75038
Phone: 972-717-0300